UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2019

 CONTURA ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)
340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2019, the Board of Directors (the “Board”) of Contura Energy, Inc. (the “Company”) increased the number of seats on the Board from five to six and appointed Scott D. Vogel to serve as a director of the Company, effective immediately. The Board has not yet made any determination regarding Mr. Vogel’s service on Board committees.

Mr. Vogel is the managing member at Vogel Partners LLC, a private investment and advisory firm. He previously served as managing director at Davidson Kempner Capital Management from 2002 to 2016. Previously, Mr. Vogel worked at MFP Investors, investing in special situations and turnaround opportunities for the private investment firm of Michael F. Price, and at Chase Securities in its investment banking group. He has served on numerous boards during his career and is currently a member of the boards of Avaya, Bonanza Creek Energy, Seadrill Ltd., American Addiction Centers and several private companies, and he previously served on the boards of Arch Coal and Key Energy Services. He is a member of the Olin Alumni Board of Washington University and a member of the Advisory Board of Grameen America. Mr. Vogel received a bachelor’s degree from Washington University and a master of business administration degree from The Wharton School at the University of Pennsylvania.

Mr. Vogel will be compensated for his service on the board pursuant to the company’s Non-Employee Director Compensation Policy. The Company expects to enter into its standard director and officer indemnification agreement with Mr. Vogel.

There are no arrangements or understandings between Mr. Vogel and any other persons pursuant to which he was named a director of the Company. Mr. Vogel does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer, nor does he have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Vogel's appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of Contura Energy, Inc. dated December 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: December 23, 2019	By:	/s/ C. Andrew Eidson
Name: C. Andrew Eidson
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release of Contura Energy, Inc. dated December 23, 2019.